Exhibit 10.1

AMENDMENT

TO THE

FORTUNE BRANDS, INC. SUPPLEMENTAL PLAN

(As Amended and Restated as of January 1, 2008)

The captioned plan (“Plan”) is amended as follows, effective as of January 1, 2008:

1.	By substituting the following for Section 2(a) of the Plan:

“(a)	‘Actuarial Equivalent’ or ‘Actuarially Equivalent’ shall be determined using the actuarial assumptions applied under the Retirement Plan when calculating lump sum benefits.”

2.	By substituting the following for Section 2(o) of the Plan:

“(o)	‘Highly Compensated Employee’ means (i) an employee or former employee of the Company who comes within the definition of a highly compensated employee set forth in Section 414(q) of the Code (or any successor provision) for any Plan Year; and (ii) any other employee of the Company whose benefits under the Retirement Plan or the Profit-Sharing Plan are limited due to the 401(a)(17) Limitations.”

3.	By substituting the following for the second sentence of Section 2(x) of the Plan:

“The term ‘Separation from Service’ shall be interpreted consistent with the requirements of Section 409A of the Code and shall be determined by substituting ‘at least 50 percent’ for ‘at least 80 percent’ when identifying the members of the controlled group as permitted by Treasury regulations section 1.409A-1(h)(3).”

4.	By substituting the following for Section 2(z) of the Plan:

“(z)	‘Specified Employee’ means an employee identified as a specified employee pursuant to the ‘Procedures for Determining Specified Employees under Code Section 409A’ as adopted, and as amended from time to time, by the Company’s Board of Directors or a committee or individual authorized by the Company’s Board of Directors for this purpose.”

5.	By substituting the following for Section 3(b)(ii) of the Plan:

“(ii)	Benefits payable under the Retirement Plan and the Affiliated Plans, the amount of benefits payable under a defined benefit plan maintained by a prior employer (determined as of the date of the Executive Participant’s termination of employment with that employer), and supplemental retirement benefits payable under Sections 3(a) and (c).”

6.	By substituting the following for the last sentence of Section 3(d) of the Plan:

“On the first date on which benefit payments may be made to a Specified Employee under this Section 3(d), the Specified Employee shall receive payment of all annuity amounts due from his retirement date, with interest calculated using the applicable interest rate determined pursuant to Section 2(a) for the month in which the Specified Employee’s retirement date occurs, except that only the first segment rate determined pursuant to Section 417(e)(3)(C) of the Code shall be applicable.”

7.	By substituting the following for Section 3(h) of the Plan:

“(h)	Notwithstanding any Plan provision to the contrary, if any supplemental retirement benefit or pre-retirement death benefit, determined as of a Highly Compensated Employee’s Separation from Service, death, or attainment of age 65 (in the event of benefits payable pursuant to Section 3(f)), as applicable, has an Actuarially Equivalent lump sum value of less than the Code Section 402(g) limit then in effect, such benefit shall be paid as a single sum benefit on the 90th day following the applicable event, subject to the six-month wait described in Section 3(d) in the event of a Specified Employee’s Separation from Service.”

8.	By adding the following sentence at the end of Section 3(i) of the Plan:

“If a reemployed Highly Compensated Employee becomes a Plan participant again following his reemployment, his Plan benefit determined as of his subsequent Separation from Service shall be adjusted as necessary to reflect Plan benefits previously commenced with respect to prior periods of employment, to avoid duplication of benefits.”

9.	By substituting the following for Section 3(j) of the Plan:

“(j)	In the event that a Highly Compensated Employee earns a right to benefits under more than one non-qualified defined benefit pension plan of the Company and Related Companies, benefits shall be determined as follows:

(i)

Benefits shall be paid pursuant to the terms of the respective non-qualified plans under which such benefits were earned, and the benefit computed under Section 3(a), (b), (c), or (e), as applicable, shall be offset by the benefit provided by the other non-qualified defined benefit pension plan, except as provided below.

(ii)	If, on or before December 31, 2008, a Highly Compensated Employee is transferred from employment with a Related Company to employment with the Company and liability for the Highly Compensated Employee’s benefits earned under the Related Company’s non-qualified defined benefit pension plan is transferred to this Plan, then all non-qualified benefits earned through December 31, 2008 shall be provided by this Plan, at the time and in the form specified in this Section 3, and the offset described in (i) above shall be inapplicable.

(iii)	If, after December 31, 2008, a Highly Compensated Employee is transferred from employment with a Related Company to employment with the Company and liability for the Highly Compensated Employee’s benefits earned under the Related Company’s non-qualified defined benefit pension plan is also transferred to this Plan, such benefits shall be provided by this Plan, but at the time and in the form specified in the non-qualified defined benefit pension plan under which such benefits were earned, and the offset described in (i) above shall be inapplicable.

(v)	No benefit shall be provided by this Plan to the extent that liability for such benefit has been transferred to another non-qualified defined benefit plan maintained by the Company or a Related Company.”

10.	By adding the following new Section 3(k) immediately after Section 3(j) thereof:

“(k)	If a benefit payable to or on behalf of a Highly Compensated Employee under the Plan is required to be offset by benefits provided under an Affiliated Plan, the amount of such offset shall be determined as of the date the Highly Compensated Employee ceases to be employed in employment covered by the Affiliated Plan or, if earlier, as of the date the sponsor of the Affiliated Plan ceases to be a Related Company.”

11.	By substituting the following for Section 7(e) of the Plan:

“(e)

After an Executive Participant’s Separation from Service or death (or in the case of an Executive Participant whose employment terminated due to Disability, after the Executive Participant’s attainment of age 65 or his earlier death), the Company shall make a final contribution to the Executive Participant’s Grantor Trust (or to the Executive Participant’s Segregated Account, if directed by the Executive Participant). Such contribution shall be determined as of the Executive Participant’s Separation from Service or death (or age 65 for an Executive Participant then entitled to benefits due to Disability) (the ‘determination date’), in an amount which, when added to the existing balance in the Executive Participant’s Grantor Trust and Segregated Account attributable to his supplemental retirement benefit (including supplemental retirement benefit contributions payable under Section 7(c) or (d) above), shall be equal to (i) the present value of the after-tax equivalent of the Executive Participant’s supplemental retirement benefit under Section 3 (which present value shall be equal to the full grantor trust funding requirement determined under Section 7(d)(i)(A) as of the applicable determination date, except that the rate specified in Section 7(f) shall be used instead of the 7.00% interest rate referenced in Section 7(d)(i)(A)(III)); offset by (ii) any amounts previously withdrawn by the Executive Participant from that portion of his Grantor Trust or Segregated Account attributable to his supplemental retirement benefit, plus income earned thereon, calculated as provided in Section 7(f). This contribution shall be paid within 60 days after the Executive Participant’s Separation from Service or death, as the case may be, or, in the case of an Executive Participant with a Disability, within 60 days after his 65th birthday or his earlier death.”

12.	By adding the following new Section 7(o) to the Plan immediately after Section 7(n):

“(o)	Notwithstanding the foregoing, in the event of an Executive Participant’s transfer of employment from the Company to a Related Company, the Executive Participant shall cease to be eligible for annual contributions under Sections 7(c) and (d) as applicable, but shall be entitled to (i) the annual payments provided pursuant to Section 7(j)(ii), and (ii) the final contribution provided pursuant to Section 7(e) but based solely on the Plan benefit the Executive Participant had earned through his transfer date.”

13.	By substituting the following for the second sentence of Section 8 of the Plan:

“The Committee shall have the sole discretionary authority to make such rules and regulations, to find facts, and to take such actions, as may be necessary to carry out the provisions of the Plan.”

*        *        *

The undersigned hereby certifies that the foregoing is a correct copy of an amendment duly adopted by the Board of Directors of Fortune Brands, Inc. on July 29, 2008.

Dated this              day of                     , 2008.

By:
Its: